SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  2/28/2007
FILE NUMBER 811-2729
SERIES NO.: 7


72DD  1  Total income dividends for which record date passed during the period.
         (000's Omitted)
         Institutional Class                                         $ 3,543
      2  Dividends for a second class of open-end company shares (000's Omitted)
         Private Investment Class                                    $ 1,224
         Personal Investment Class                                   $   161
         Cash Management Class                                       $ 1,130
         Reserve Class                                               $   239
         Resource Class                                              $ 1,132
         Corporate Class                                             $     -

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
      1  Dividends from net investment income
         Institutional Class                                          0.0253
      2  Dividends for a second class of open-end company shares (form nnn.nnnn)
         Private Investment Class                                     0.0241
         Personal Investment Class                                    0.0226
         Cash Management Class                                        0.0249
         Reserve Class                                                0.0210
         Resource Class                                               0.0245
         Corporate Class                                              0.0251

74U.  1  Number of shares outstanding (000's Omitted)
         Institutional Class                                         159,460
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Private Investment Class                                     51,654
         Personal Investment Class                                     7,323
         Cash Management Class                                        91,410
         Reserve Class                                                15,127
         Resource Class                                               80,411
         Corporate Class                                                  14